AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF

                      ST. CHARLES TOWNHOMES PARTNERS, L.P.
                           A Texas limited partnership
                               (the "Partnership")


                                      Among


                      WINDRIDGE WOODCREST MANAGEMENT, INC.
                               A Texas corporation
                       (the "Withdrawing General Partner")

                                       and

                       ST. CHARLES HOMES FOR AMERICA, INC.
                               A Texas corporation
                        (the "Admitted General Partner")

                                       and

                 COMMUNITY HOUSING TAX CREDIT FUND 1997-II, L.P.
                           a Texas Limited Partnership
                                 ("CHTCF 97-II")

                                       and

                COMMUNITY HOUSING INCOME EQUITY FUND 1998-I, L.P.
                           a Texas Limited Partnership
                                 ("CHIEF 98-I")


                                      as of

                                December 1, 2001




                              AMENDED AND RESTATED
                        LIMITED PARTNERSHIP AGREEMENT OF
                      ST. CHARLES TOWNHOMES PARTNERS, L.P.


     THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF St. Charles Townhomes Partners, L.P. (this "Agreement"), is made as of the 1st day of December, 2001, amending and restating that certain Original Partnership Agreement (described herein), constituting and continuing the Partnership, by and between Windridge Woodcrest Management, Inc., a Texas corporation (the "Withdrawing General Partner"), St. Charles Homes for America, Inc., a Texas corporation (the "Admitted General Partner"), and Community Housing Tax Credit Fund 1997-II, L.P., a Texas limited partnership ("CHTCF 97-II"), and Community Housing Income Equity Fund 1998-I, L.P., a Texas Limited Partnership ("CHIEF 98-I") (CHTCF 97-II and CHIEF 98-I each being a "Limited Partner" and collectively, the "Limited Partners").

     WHEREAS, the Limited Partners and G2 Partners II, L.P., a Texas limited partnership ("G2 Partners"), organized the Partnership pursuant to that certain Agreement of Limited Partnership dated July 1, 1998 (the "Original Partnership Agreement"); and

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

     WHEREAS, the Limited Partners removed G2 Partners II, L.P. as general partner of the Partnership effective , 2001, and the Limited Partners appointed the Withdrawing General Partner as the substitute general partner of the Partnership, without amending the Original Partnership Agreement; and

     WHEREAS, the parties hereto desire to amend and restate, in its entirety, the Original Partnership Agreement;

     NOW, THEREFORE, for and in consideration of the above premises, and of the terms, conditions and mutual covenants set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1. Adverse Event. The term "Adverse Event" shall have the meaning given in Section 12.3 hereof.

Section 1.1.A. Applicable Federal Fund Rate. The term "Applicable Federal Fund Rate" shall have the meaning given in .

Section 1.2. Assignee. The term "Assignee" shall mean any Person who shall have acquired an interest in the Partnership as a result of an Assignment, but who shall not be a Substitute General Partner or a Substitute Limited Partner.

Section 1.3. Assignment. The term "Assignment" shall mean any sale, exchange, transfer, gift, bequest, inheritance or other disposition of an interest in the Partnership, whether voluntary, by operation of this Agreement or by operation of law.

Section 1.4. Capital Contributions. The term "Capital Contributions" shall mean the amounts of cash contributed to the Partnership by the Partners pursuant to Article IV hereof.

Section 1.5. This section left blank intentionally.

Section 1.6. Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended, as in effect from time to time.

Section 1.7. Depreciation. The term "Depreciation" shall mean the allowance for exhaustion, wear and tear, as provided in Section 167 of the Code.

Section 1.8. Depreciation Percentage. With respect to each Limited Partner, for each taxable year, the percentage determined by dividing the Projected Federal Credits to be allocated to such Limited Partner for such year over the total of all Project Federal Credits to be allocated to the Limited Partners for such year, all as set forth on Schedule 1 to Exhibit B hereof.

Section 1.9. Effective Date. The term "Effective Date" means December 31, 2001.

Section 1.10. Fiscal Year. The term "Fiscal Year" shall mean the calendar year.




Section 1.11. HCA. The Term "HCA" shall mean the entity in the State duly authorized to allocate Tax Credits.

Section 1.12. General Partner. The term "General Partner" shall have the meaning given in Section 3.1 hereof.

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Section  1.13.  Limited  Partner.  The  terms  "Limited  Partner"  and  "Limited
     Partners" shall have the meanings given in Section 3.2 hereof.

Section 1.14. Limited Partnership Law. The term "Limited Partnership Law" means the Revised Uniform Limited Partnership Act adopted by the State of Texas as amended, as in effect from time to time.

Section 1.15. Net Operating Cash Flow. The term "Net Operating Cash Flow" shall mean (a) all cash received from operations of the Partnership in the ordinary course of business, including the proceeds of casualty insurance in excess of the amounts expended or to be expended to repair or replace the property which suffered the casualty, and excluding net proceeds resulting from the sale, transfer, exchange or other disposition or condemnation of all or substantially all of the Partnership's property, less (b) cash expended, reserved, or required for debts and expenses, and with accrual of such applicable Project expenses as taxes and insurance premiums (including without limitation all fees and other expenses required to be paid in accordance with Section 10.4 hereof, and any fee based on a percentage of net operating cash flow shall be calculated on the basis of net operating cash flow prior to deduction of such fee whereupon net operating cash flow shall decrease by the amount of such fee), interest, and principal payments on any indebtedness, capital expenditures, replacements, expansion, or any other reasonable requirements of the business of the Partnership (excluding expenses funded from cash expended from capital contributions and from net proceeds resulting from the sale, transfer, exchange or other disposition or condemnation of all or substantially all of the Partnership's property).

Section 1.16. Office of Registered Agent. The term "Office of Registered Agent" shall have the meaning given in Section 2.5 hereof.

Section 1.17. This section left blank intentionally.

Section 1.18 This section left blank intentionally.

Section 1.19. Partners. The term "Partners" shall mean the General Partner and the Limited Partners and any Substitute General Partner or Substitute
     Limited Partner pursuant to, and in accordance with, the terms and provisions of this Agreement.

Section 1.20. Partnership. The term "Partnership" shall mean St. Charles Townhomes Partners, L.P., the Texas limited partnership amended pursuant to this Agreement by and between the General Partner and the Limited Partners dated as of December 1, 2001, and that certain Certificate of Limited Partnership filed with the Texas Secretary of State with an effective date of May 6, 1998, as amended.

Section 1.21. Percentage Interests. The term "Percentage Interests" shall have the meaning given in Article VI hereof.

Section 1.22. Person. The term "Person" shall mean an individual, a trust or estate, a partnership, a corporation, or other business entity or a custodian under the Uniform Gift to Minors Act.

Section 1.23.  Project.  The term  "Project"  shall  have the  meaning  given in
     Section 2.4 hereof.

Section 1.24. This section left blank intentionally.

Section 1.25. Registered Agent. The term "Registered Agent" shall have the meaning given in Section 2.5 hereof.

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Section 1.26.  Substitute General Partner. The term "Substitute General Partner"
     shall have the meaning given in Section 12.4 hereof.





Section 1.27. Substitute Limited Partner. The term "Substitute Limited Partner" shall mean any Person who shall have acquired an interest of a Limited Partner in the Partnership as a result of an Assignment which conforms with the requirements of Article IX hereof and the Limited Partnership Law, and who shall become a Substitute Limited Partner in accordance with Section
     9.2 hereof.

Section 1.28. Tax Credits. Tax Credits shall mean the federal low income housing tax credits allocated to the Project pursuant to Section 42 of the Code.

Section 1.29. Taxable Year. The term "Taxable Year" shall mean the year as described in Exhibit A, Section 15 hereof.



                                   ARTICLE II
                                 THE PARTNERSHIP

Section  2.1.  Name  of  Partnership.   The  name  of  the  limited  partnership
     constituted pursuant to this Agreement shall be: St. Charles Townhomes Partners, L.P.

Section 2.2. Term of Partnership. The term for which the Partnership shall exist commenced on June 1, 1998 and shall expire on the earlier of (a) December 31, 2037, or (b) the date the Partnership is terminated in accordance with
     Section 13.5 hereof.

Section 2.3. Principal Office. The principal office and place of business of the Partnership shall be at 6003 Abrams Road, Dallas, Texas 75231, or at such other place or places within the State of Texas as may be selected from time to time by the General Partner, upon prior written notice to the Limited Partners.

Section 2.4. Purposes. The character of the business of the Partnership and the purposes for which the Partnership is formed are to operate the land, improvements and the residential building or buildings constituting a 252 unit residential apartment project located at 4901 Altoona, Dallas, Texas (the "Project"), to finance through loans, grants and/or capital contributions, and to operate, manage, lease and otherwise deal with the Project as a real estate development consisting of low-income rental housing. The purposes of the Partnership shall include the provision of decent, safe and sanitary affordable housing primarily to low-income households and qualifying for federal low-income housing Tax Credits, within the meaning of Section 42 of the Code, to be passed through to the Limited Partners. The Partnership shall have all powers necessary to accomplish such purposes.

Section 2.5. Registered Agent and Office. The Registered Agent and Registered Office of the Partnership shall be Mark D. MacFarlane and 6003 Abrams Road, Dallas, Texas 75231, respectively, or such other agent or office in the State of Texas as may be selected from time to time by the General Partner, upon prior written notice to the Limited Partners.



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                                   ARTICLE III

                                  THE PARTNERS

Section 3.1. General Partner. The general partner of the Partnership from the time of the removal of G2 Partners to the Effective Date of this Agreement (the "Withdrawing General Partner") was Windridge Woodcrest Management, Inc. The general partner admitted to the Partnership on the Effective Date of this Agreement (the "Admitted General Partner") is and shall be St. Charles Homes for America, Inc. or any Person who shall become a Substitute General Partner as provided in Section 12.4 hereof. The term "General Partner" before the Effective Date shall refer to the Withdrawing General Partner and thereafter to the Admitted General partner. All obligations and agreements of the General Partner herein shall be the joint and several obligation of each corporate or partnership entity constituting the General Partner.

Section 3.2. Limited Partners. The limited partners of the Partnership (the "Limited Partners") shall be CHTCF 97-II and CHIEF 98-I, and/or any Person(s) who becomes a Substitute Limited Partner pursuant to Section 9.2 hereof. For purposes of this Agreement, references to Limited Partners shall be deemed to include Assignees.





                                   ARTICLE IV

                 PARTNERSHIP CONTRIBUTIONS, LOANS AND GUARANTIES

Section 4.1. Total Cash Contributions of Partners. The Partners shall contribute cash to the capital of the Partnership in the aggregate amounts specified in Sections 4.2 and 4.3 below.

Section 4.2. Cash Contributions of General Partner. In addition to any other amounts payable by the General Partner under this Agreement, the General Partner shall contribute cash to the capital of the Partnership in the amounts and at the times of that certain Agreement to Invest dated November 30, 2001 (the "Agreement to Invest"), by and between the Partnership, the Withdrawing General Partner, and the Admitted General Partner, attached hereto as Exhibit A and hereby incorporated as if set forth in full herein.

Section 4.3. Cash Contributions of Limited Partners. The Limited Partners have contributed cash to the Partnership before the Effective date in the following amounts: CHTCF 97-II's cash contribution is Two Hundred Thousand Dollars ($200,000), and CHIEF 98-I's cash contribution is Six Hundred Thousand Dollars ($600,000)

Section 4.4. Additional Cash Contributions. No Partner shall be assessed for or have any responsibility whatsoever to make any contributions to the capital of the Partnership other than as specifically required in this Agreement or the Agreement to Invest.

Section 4.5. Return of Capital. No Partner shall be entitled to the return of all or any part of such Partner's Capital Contribution prior to or upon termination of the Partnership, except as otherwise expressly provided herein.

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Section 4.6. Loans and Interest. During the term of the Partnership, no interest shall be allowed to any Partner upon the amount of such Partner's capital account or Capital Contributions. The Partnership may borrow funds from a Partner as and when required hereunder, and otherwise from a Partner or an affiliate of a Partner only if the General Partner prepares a financial forecast on the date thereof, and based on the actual losses to such date, reasonably believes that such loan would not result in a reallocation of projected tax benefits among the Partners such that there would be a reduction in the Tax Credits allocable to the Limited Partners from those projected in Schedule 1 to Exhibit B. Except for those loans and advances by the General Partner which are required hereunder to be interest free, in the event that the Partnership borrows any funds from any Partner or an affiliate of a General Partner, such Partner or affiliate of a General Partner shall be paid that rate of interest which is the greater of Ten per cent (10%) er annum and the Applicable Federal Rate in effect on the date of such loan, and such loan shall be accounted for as a liability of the Partnership.

Section 4.7. Loans from General Partner. The following provisions shall govern loans from the General Partner or any of its affiliates to the Partnership:

(a) The General Partner may, but is not obligated to, loan to the Partnership such sums as the General Partner deems appropriate and necessary for the conduct of the Partnership's business; provided that such loan(s) must not result in a reduction of the deductions or credits to any Partner from those projected in Schedule 1 to Exhibit B. Any such loans made by the General Partner, and any loans made to the Partnership by any affiliate of the General Partner, shall be upon terms and conditions as set forth in a written Promissory Note kept with the books and records of the Partnership. Nothing herein shall be construed to affect the General Partner's obligation to seek third-party financing on the best terms and conditions available to the extent necessary or appropriate for the conduct of Partnership business. Except for those loans and advances by the General Partner which are required hereunder to be interest free, in the event that the Partnership borrows any funds from a General Partner or an affiliate of a General Partner, such Partner or affiliate of a General Partner shall be paid that rate of interest set forth in Section 4.6 above, and such loan shall be accounted for as a liability of the Partnership.





(b) At such time, if ever, as the losses allocated to the Limited Partners pursuant to Article VII hereof equal such Limited Partner's aggregate Capital Contribution plus such Limited Partner's share of Partnership non-recourse debt, then from and after such date all General Partner advances made or to be made hereunder shall be forgiven and all future advances shall be treated as fees recognized as income by the Partnership, without adjustment to the Percentage Interests and Capital Accounts of the Partners. Section 4.8. Partnership Management Guaranty. The General Partner hereby agrees that it shall continue to act as general partner of the Partnership, and shall fully and timely perform all its obligations as General Partner hereunder and under applicable law, in the absence of the occurrence of any Adverse Event, or any event resulting in removal for cause under Section 12.2 hereof and shall not voluntarily withdraw throughout the term of the Partnership as required by Article XII hereof.


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                                    ARTICLE V

                                CAPITAL ACCOUNTS

     A Capital Account shall be established and maintained for each Partner as follows:

(a) To each Partner's Capital Account there shall be credited such Partner's cash Capital Contributions, the fair market value of property contributed by such Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code), such Partner's distributive share of Partnership income or gain (or items thereof), including income and gain exempt from tax, and, in the event the adjusted tax basis of any Partnership property described in Section 46 of the Code which has been placed in service by the Partnership is increased pursuant to Section 50(c) of the Code, such Partner's share of such basis increase (determined by allocating such increase among the Partners in the same proportions as the investment tax credit that is recaptured with respect to such property is shared among the Partners).

(b) To each Partner's Capital Account there shall be debited the amount of cash distributed to such Partner pursuant to any provision of this Agreement, the fair market value of property distributed to such Partner by the Partnership (net of liabilities secured by such distributed property that the Partner is considered to assume or take subject to), such Partner's distributive share of Partnership losses and deductions (or items thereof), such Partner's distributive share of Partnership expenditures described in
     Section 705 (a)(2)(B) of the Code and, in the event the adjusted tax basis (or cost) of any Partnership property described in Section 46 of the Code is reduced pursuant to Section 50(c) of the Code, such Partner's share of such reduction (determined by allocating such reduction among the Partners in the same proportions as the basis (or cost) of such property is allocated pursuant to Treas. Reg. 129~1.46-3(f)(2)(i)).

(c) Except as provided in subsection (d) below, upon the transfer by a Partner of such Partner's interest in the Partnership, the Capital Account of the transferor shall be transferred to the transferee. Except as otherwise provided in Treas. Reg. 129~1.704-1(b)(2)(iv)(m)(1), an election under
     Section 754 of the Code shall have no effect on a transferee's Capital Account, and the credits and debits to the Capital Account required by this
     Article V shall be determined without regard to any such election.





(d) Upon the occurrence of any event described in Treas. Reg 129~1.704-1(b)(2)(iv)(f)(5) (or any corresponding successor provision) such as the liquidation of a Partner's interest in the Partnership, non-pro rata additional capital contributions or certain admissions of one or more Partners into the Partnership, all Partners' Capital Accounts shall, to the extent necessary or appropriate to reflect the relative economic interests of the Partners, be increased or decreased to reflect a revaluation of Partnership property. Any such adjustment(s) to Capital Accounts shall be based on the value of Partnership property as of the date of the adjustment and shall reflect the manner in which unrealized income, gain, loss or deduction inherent in such property (that has not been reflected in Capital Accounts previously) would be allocated among the Partners if there were a taxable disposition of such property for such fair market value on that date. After any such revaluation, the Partners' Capital Accounts shall be subsequently adjusted for book depreciation, depletion, amortization, and gain or loss with respect the Partnership property.

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(e)  No Limited Partner shall be required to restore any deficit in such Limited
     Partner's Capital Account or bring such Limited Partner's Capital Account into parity with the Capital Account of other Partners.

(f) The foregoing provisions, and the other provisions of this Agreement relating to the maintenance of Capital Accounts, are intended to comply with Treas. Reg.129~1.704 - 1 (b), and shall be interpreted and applied in a manner consistent with such Regulations.


                                   ARTICLE VI

                              PERCENTAGE INTERESTS

(a) For the purposes of this Agreement, "Percentage Interests" shall be determined as follows:

(i) From the date of the Agreement, the Percentage Interest of the Partners shall be as follows:

                    General Partner            One per cent (1%)
                    CHTCF 97-II                Twenty four per cent (24%)
                    CHIEF 98-I                 Seventy five per cent (75%)

(ii) There shall be no adjustment to Percentage Interests by reason of any Capital Contributions or loans made by the General Partner pursuant to
     Article IV.

(iii)In the event that a Substitute General Partner shall be appointed pursuant to Section 12.4 hereof, the Substitute General Partner shall have such Percentage Interest as shall be specified at the time pursuant to such Section, and the Percentage Interest of all other Partners shall be accordingly and proportionately adjusted. (b) In connection with any adjustment of the Percentage Interests as provided above, the Substitute General Partner shall cause an amendment to this Agreement to be executed to set forth such adjustment.


                                   ARTICLE VII

                                   ALLOCATIONS

Section 7.1. Allocations Of Nonrecourse Deductions Other Than Depreciation. Except as otherwise provided in Sections 7.3, 7.8, 7.9 and 7.11, all Nonrecourse Deductions of the Partnership for any Taxable Year shall be shared by the Partners in proportion to the Partners' respective Percentage Interests on the last day of such Taxable Year. The amount of Nonrecourse Deductions for each Taxable Year shall be determined in accordance with Treas. Reg. 129~1.704-2(c), and, accordingly, shall equal the excess, if any, of the net increase in the amount of Partnership Minimum Gain during such Taxable Year, as determined pursuant to Section 7.4(b) hereof, over the aggregate amount of any distributions during such Taxable Year of the proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, as determined pursuant to Section 7.4(c) hereof.





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Section 7.2.  Allocations  of Income  and Gain and of Loss Not  Attributable  to
     Nonrecourse Deductions.

(a) Except as otherwise provided in Sections 7.3, 7.7, 7.8, 7.9, and 7.11 hereof, for each Taxable Year of the Partnership all Partnership income and gains (other than income and gains subject to the Minimum Gain chargeback set forth in Section 7.4(a) hereof or subject to Section 7.6 hereof) shall be allocated (1) first among the Partners in an amount equal to the income distributed to each pursuant to Section 8.1 hereof during such taxable year and (2) thereafter, in proportion to the Partners Percentage Interests.

(b) Except as otherwise provided in Sections 7.3, 7.8, and 7.11 hereof, all Partnership losses and deductions (other than Nonrecourse Deductions described in Sections 7.1 and 7.5 hereof) shall be shared by the Partners in proportion to the Partners' respective Percentage Interests on the last day of such Taxable Year. All unamortized costs which are deducted upon liquidation of the Partnership shall be allocated among the Partners in proportion to their Percentage Interests.

(c) Notwithstanding anything to the contrary set forth in subsection (b), if an allocation pursuant thereto would cause any Limited Partner to have a negative Capital Account balance (determined after making appropriate adjustments to reflect all reasonably expected adjustments, allocations and distributions described in Treas. Reg. 129~129~1.704-1(b)(2)(ii)(d)(4), (5) and (6)), which would exceed such Partner's shares of such Minimum Gain and Minimum Gain attributable to Partner Nonrecourse Debt, such excess shall instead be allocated:

(A) to those Partners who have positive Capital Accounts or whose shares of such Minimum Gain exceed such Partner's negative Capital Account balances (determined, in both cases, after appropriate adjustments are made to reflect all reasonably expected adjustments, distributions and allocations described in the aforementioned paragraphs of Treas. Reg. 129~1.704-1(b)(2)(ii)(d)) in proportion to the sum of each such Partner's
     (1) Capital Account balance and (2) shares of such Minimum Gain; or, if there be no such Partners,

(B)  to the General Partner.

Section 7.3. Depreciation  Deductions.  Except as otherwise required by Sections
     7.5 and 7.8 hereof, Depreciation deductions, whether attributable to recourse debt, nonrecourse debt, or cash, shall be specifically allocated to the Limited Partners in proportion to their Depreciation Percentages. If, in any taxable year, the rules applicable under other provisions of this article and/or applicable Treasury Regulations would otherwise prohibit an allocation of Depreciation deductions to either Limited Partner in accordance with its Depreciation Percentage, items of gross income shall be allocated to each Limited Partner to the extent necessary to permit such allocations of Depreciation deduction.

Section 7.4. Chargeback Of Partnership Minimum Gain.

(a) Notwithstanding anything to the contrary set forth in this Agreement, if there is a net decrease in Partnership Minimum Gain during a Taxable Year, each Partner shall be allocated items of income and gain for such Taxable Year (and, if necessary, for subsequent years) in the manner specified in Treas. Reg.129~1.704-2(f), equal to such Partner's share of such net decrease in Partnership Minimum Gain as determined under Treas. Reg.129~1.704-2(g)(2). This Section 7.3 is intended to comply with the minimum gain chargeback requirements of Treas. Reg.129~1.704-2(f) and shall be interpreted in a manner consistent therewith.

                                   - Page 9 -

(b) For purposes of this Agreement (i) Partnership Minimum Gain shall be determined in accordance with Treas. Reg.129~1.704-2(d) and (ii) each Partner's share of Partnership Minimum Gain shall be determined in accordance with Treas. Reg. 129~1.704-2(g)(1).

(c) If during any Taxable Year, the Partnership makes a distribution to the Partners which is allocable to the proceeds of a Nonrecourse Liability of the Partnership, such distribution shall be deemed allocable to an increase in Partnership Minimum Gain in accordance with Treas. Reg.129~1.704-2(h). The determination of (i) whether the proceeds of a Nonrecourse Liability of the Partnership have been distributed to the Partners and (ii) the Partners to whom such proceeds have been distributed shall both be made in accordance with Treas. Reg.129~1.163-8T.





Section 7.5. Allocations Of Partner Nonrecourse Deductions. All Partner Nonrecourse Deductions of the Partnership for any Taxable Year shall be allocated in accordance with Treas. Reg.129~1.704-2(i)(1). The amount of Partner Nonrecourse Deductions for each Taxable Year shall be determined in accordance with Treas. Reg.129~1.704-2(i)(2) and, accordingly, shall equal the excess, if any, of the net increase in the amount of Minimum Gain attributable to Partner Nonrecourse Debt during such Taxable Year, as determined pursuant to Section 7.5(b) hereof, over the aggregate amount of any distributions during such Year to the Partner(s) which bears the economic risk of loss for such Debt of the proceeds of such Debt that are allocable to an increase in the Minimum Gain attributable to such Debt, as determined pursuant to Section 7.5(c) hereof.

Section 7.6 Chargeback Of Minimum Gain Attributable To Partner Nonrecourse Debt.

(a) If there is a net decrease in Minimum Gain attributable to Partner Nonrecourse Debt during a Partnership Taxable Year, each Partner with a share of the Minimum Gain attributable to such Partner Nonrecourse Debt shall be allocated items of income and gain for such Year (and, if necessary, for subsequent years) in accordance with Treas. Reg. 129~1.704-2(i)(4).

(b) For purposes of this Agreement (i) the Minimum Gain attributable to Partner Nonrecourse Debt shall be determined in accordance with Treas. Reg.129~1.704-2(i)(3) and (ii) each Partner's share of Minimum Gain attributable to Partner Nonrecourse Debt shall be determined in accordance with Treas. Reg.129~1.704-2(i)(5).

(c) If during any Taxable Year, the Partnership makes a distribution to the Partners, which under Treas. Reg. 129~1.704-2(i)(6) is allocable to the proceeds of a Partner Nonrecourse Debt, such distribution shall be deemed allocable to an increase in Minimum Gain attributable to Partner Nonrecourse Debt in accordance with such provision.

Section 7.7 Allocation of Remaining Income and Gains on Sale or Other Disposition. Except as otherwise provided hereinbelow or in Sections 7.8, 7.9, and 7.11 hereof, income and gains (other than income and gains subject to the Minimum Gain chargebacks set forth in Sections 7.3(a) and 7.5(a) hereof) arising from the sale, exchange, transfer, or disposition or condemnation of all or substantially all of the Partnership's property shall be allocated, for Federal income tax purposes, among those who shall be Partners on the date of such transaction or transactions as follows:

                                   - Page 10 -

(a) First, if one or more Partners has a negative Capital Account after such Partner's Capital Account is adjusted to reflect any allocation of gains under Sections 7.3(a) and 7.5(a) but before such Partner's Capital Account is adjusted to reflect any distribution under Section 8.3 with respect to the disposition to which this Section 7.6 is being applied, such income and gains shall be allocated to such Partners in proportion to their negative Capital Accounts until each such Partner's Capital Account equals zero; and

(b) Second, an amount of income and gains equal to the net cash available for distribution from the Partnership, after payment of all amounts required to be paid as set forth in Section 12.3 below ("Liquidation Proceeds") as follows: (i) To CHIEF 98-I, Seven and One-Half per cent (7.5%); and (ii) To CHTCF 97-II, Two and One-Half per cent (2.5%); and (iii) To the General Partner, Ninety per cent (90.0%). The term "income or gains arising from the sale, exchange, transfer, or disposition or condemnation of all or substantially all of the Partnership's property" does not include any proceeds attributable to the return of capital for capital expenses at the Project made by the General Partner after the Effective Date (whether or not funded by directly by the General Partner or by the Partnership), which proceeds shall not be allocated as described above but instead shall be returned to the Person providing the capital for such capital expenses.





Section 7.8. Assignment. In the event of an Assignment of an interest in the Partnership (other than an Assignment by reason of the death of a Partner), the assignor's distributive share of Partnership income, gains, losses, deductions (including Nonrecourse Deductions), credits (other than the low-income housing Tax Credit described in Section 42 of the Code) and expenditures not deductible in computing its taxable income (in respect of the Partnership interest so assigned) shall be the share of such items attributable to such interest accruing prior to such Assignment (based on an interim closing of the books of the Partnership), and the Assignee's share shall be the share of such items attributable to such interest after such Assignment (based on such interim closing). With respect to any low income housing Tax Credit described in Section 42 of the Code claimed by the Partnership for the Taxable Year of such Assignment, the assignor and Assignee may agree to allocate the distributive share of such credit between the assignor and Assignee either (a) in accordance with the ratio that the number of days in the Taxable Year before and after such Assignment bears to the total number of days in the Taxable Year, or (b) in accordance with the ratio that the number of months in the Taxable Year before and after such Assignment bears to the total number of months in the Taxable Year, provided that the month in which the Assignment takes place shall be considered to be after the Assignment if the Assignment takes place in the first half of the month and before the Assignment if the Assignment takes place in the second half of the month. In the event the assignor and Assignee do not agree on the method for allocating the distributive shares of the low income housing Tax Credit, such credit shall be allocated in accordance with the ratio that the number of days in the Taxable Year before and after such Assignment bears to the total number of days in the Taxable Year. Also, for purposes of this Section, any change in the Percentage Interests of any Partners shall be treated as an Assignment from those Partners whose Percentage Interests declined to those Partners whose Percentage Interests increased and to those Persons who became Partners and acquired a Percentage Interest.

                                   - Page 11 -

Section 7.9. Qualified Income Offset. If, in any Partnership Taxable Year, (i) any Limited Partner unexpectedly receives any adjustment, allocation or distribution described in Treas. Reg. 129~129~1.704-1(b)(2)(ii)(d)(4), (5), or (6), and (ii) such adjustment, allocation and/or distribution causes such Limited Partner to have a negative Capital Account balance, which exceeds such Limited Partner's aggregate share of Partnership and Partner Minimum Gain as of the end of such Taxable Year, items of income and gain for such Taxable Year and, if necessary, subsequent Taxable Years, shall be allocated to such Limited Partner in an amount and manner sufficient to eliminate such excess of negative Capital Account balance over such Limited Partner's share of Partnership and Partner Minimum Gain as quickly as possible.

Section 7.10. Tax Credits and Recapture. Tax credits and credit recapture shall be allocated as follows:

(a) Tax Credits. In accordance with Treas. Reg.129~1.704-1(b)(4)(ii), any credits under129~46 of the Code (including any rehabilitation tax credits) shall be allocated in accordance with Treas. Reg. 129~1.46-3(f) and 129~1.48-8(a)(4)(iv). All other federal tax credits shall be allocated among the Partners in the manner in which the deductions arising from the expenditures that gave rise to the credit are allocated among the Partners for the relevant Taxable Year, except as may otherwise be expressly provided by applicable law. Federal low-income housing tax credits shall be allocated in proportion to allocations of Depreciation deduction.

(b) Recapture of Section 46 Property Credits. Recapture of any tax credit attributable to property described in129~46 of the Code shall be allocated among the Partners in accordance with Treas. Reg.129~1.47-6.

(c) Recapture of Other Tax Credits. Recapture of any tax credit by the Partnership other than that provided by 129~46 of the Code shall be allocated among the then Partners who were previously allocated such credit in the proportions that the credit allocated to each such Partner bears to the total credit allocated to all of the then Partners.





Section 7.11. Mandatory Section 704(c) Allocations. Notwithstanding the foregoing, to the extent that Code Section 704(c) principles applicable under Treas. Reg. 129~ 1.704-1(b)(2)(iv) or 1.704-3 or any other regulations which may be promulgated under Code Section 704(c) require allocations of Partnership income or loss in a manner which is different than that set forth above, the provisions of Section 704(c) and the regulations thereof shall control such allocations among the Partners. Any item of income, gain, loss, or deductions with respect to any property (other than cash) that has been contributed by a Partner to the capital of the Partnership and which is required to be allocated to such Partner for income tax purposes under Code Section 704(c) so as to take into account the variation between the contributing Partner's tax basis of such property and its fair market value at the time of its contribution shall be allocated solely for income tax purposes in the manner described under Code
     Section 704(c) using the "traditional method" described in Treas. Reg. 129~ 1.704-3(b) (or any successor proposed or final regulation); provided, however, that the Partners may agree to use any other method allowable under applicable Regulations for any contribution of property.

Section 7.12. General. The foregoing provisions of this Article VII are intended to comply with Treas. Reg. 129~1.704-1(b) and Treas. Reg.129~1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations.

                                   - Page 12 -

Section 7.13. Other Provisions of Treas. Reg.129~1.704-1. In order to avoid complexity which is unnecessary at this time, this Agreement does not specifically include a number of provisions set forth in Treas. Reg.129~129~1.704-1, 1.704-2 and 1.704-3 (the "Regulations") which are not relevant to the Partnership at this time but which will be if certain events occur in the future. Therefore, all of the provisions of the Regulations, or any successor Treasury Regulations, are hereby incorporated in this Agreement by this reference.

                                  ARTICLE VIII
                          DISTRIBUTIONS TO THE PARTNERS

Section 8.1. Distribution and Payment of Net Operating Cash Flow. Except as otherwise provided in Section 8.3 hereof, One Hundred per cent (100%) of the Net Operating Cash Flow shall be distributed to the General Partner.

Section 8.2. This Section left intentionally blank.

Section 8.3. Distribution and Payment of Cash on Refinancing of Partnership Indebtedness. Any net proceeds resulting from the refinancing of Partnership indebtedness ("Refinancing Proceeds") shall be distributed to the Partners on the date of such distribution, as follows:

(a)  To CHIEF 98-I, Seven and One-Half per cent (7.5%); and

(b)  To CHTCF 97-II Two and One-Half per cent (2.5%); and.

(c)  To the General Partner, Ninety per cent (90.0%).

The term Refinancing Proceeds does not include any proceeds attributable to the return of capital for capital expenses at the Project made by the General Partner after the Effective Date (whether or not funded by directly by the General Partner or by the Partnership), which proceeds shall be returned to the Person providing the capital for such capital expenses.

Section 8.4. Distribution and Payment of Cash on Sale or Transfer of the Project, Liquidation of the Partnership. Any net proceeds resulting from the sale, transfer, exchange, or other disposition or condemnation of all or substantially all of the Partnership's property or on liquidation of the Partnership shall be distributed to the Partners on the date of such distribution as follows:

(a) The proceeds shall first be paid as required in subsections (a) through (d) of Section 13.3 of this Agreement.

(b)  The proceeds shall second be paid as follows:

(i)  To CHIEF 98-I, Seven and One-Half per cent (7.5%); and

(ii) To CHTCF 97-II, Two and One-Half per cent (2.5%); and

(iii) To the General Partner, Ninety per cent (90.0%)

The term "net proceeds" as used in this Section 8.4 does not include any proceeds attributable to the return of capital for capital expenses at the Project made by the General Partner after the Effective Date (whether or not funded by directly by the General Partner or by the Partnership), which proceeds shall not be allocated as described above but instead shall be returned to the Person providing the capital for such capital expenses.



                                   - Page 13 -

                                   ARTICLE IX
                                   ASSIGNMENT

Section 9.1. Assignment. The rights of the Partners to assign or transfer any interests in the Partnership are as follows:

(a) Any assignment or transfer by a Limited Partner of its Partnership interest, in whole or in part, will require the prior written consent of the General Partner and the other Limited Partners.

(b) The General Partner shall not assign or otherwise pledge or transfer its interest in the Partnership, voluntarily or involuntarily, without the prior written consent of the Limited Partners, which the Limited Partners shall not withhold unless such assignment or transfer will have a material adverse effect on the tax credits or cause any credit recapture to the detriment of the Limited Partners.

(c) Assignments or transfers of Partnership interests in the Partnership shall be subject to the following:

(i) If the approval of any lender is required pursuant to the terms of any indebtedness of the Partnership, such approval must be delivered to or obtained by the General Partner.

(ii) Upon request of the Partner from which consent has been requested, the transferee shall submit financial statements of the transferee to such
     Partner, evidencing sufficient financial ability to undertake the obligations which would be imposed on the transferee, and any document of assignment must be in a form reasonably acceptable to such Partner whose consent has been requested.

(iii)The transferor shall deliver to the General Partner or the Limited Partner(s), as applicable, an opinion of counsel (or such other evidence as such Partner may reasonably require) that such transfer (A) will not result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes, and (B) may be effected without registration or qualification under any applicable federal or state securities laws, or confirming that any such registration or qualification, and any other required actions, have been taken in connection therewith.

Section 9.2. Assignees; Substitute Limited Partners. (a) Following any transfer of its entire interest in the

Partnership by a Limited Partner, whether or not the Assignee(s) shall become a Limited Partner(s), the assignor, in respect of the interest assigned, shall no longer be deemed to be a Limited Partner hereunder.

(b) Upon compliance with the requirements of Section 9.1(c) and upon receipt of the applicable General Partner or Limited Partner consent, an appropriate amendment to this Agreement shall be prepared, to evidence same.


                                    ARTICLE X

               RIGHTS, DUTIES AND RESTRICTIONS OF GENERAL PARTNER

Section 10.1. Partnership Management and Control. The General Partner shall have full responsibility and exclusive and complete discretion in the management and control of the business and affairs of the Partnership for the purposes herein stated and shall make all decisions affecting the Partnership affairs and business, except as may be expressly restricted in this Agreement. The General Partner shall manage and control the affairs and business of the Partnership to the best of its ability and shall use its best efforts to carry out the purposes of the Partnership as set forth herein.

                                   - Page 14 -

Section 10.2. This section left blank intentionally.





Section 10.3. Tax-Exempt Use. If the General Partner is or becomes a tax-exempt controlled entity as described in Section 168(h)(6) of the Code, the controlled entity must make an election pursuant to Section 168(h)(6)(F)(ii) of the Code requiring any gain recognized by a tax-exempt entity on any disposition of an interest in the controlled entity and any dividend or interest received or accrued by a tax-exempt entity from such controlled entity to be treated as unrelated business taxable income for purposes of Section 511 of the Code.

Section 10.4. Expenditures. Subject to Section 10.16 hereof, the General Partner, on behalf of the Partnership, is hereby authorized to pay reasonable compensation for accounting, administrative, legal, technical, financial, management, consulting, or other services rendered to the Partnership. The General Partner may, on behalf of the Partnership and with prior written notice to the Limited Partners, retain the services of a company or firm in which any General or Limited Partner is directly or indirectly a shareholder, partner, or member to render such services and may pay reasonable compensation for such services. In furtherance of the foregoing and without limiting the generality thereof, the General Partner shall, on behalf of the Partnership, pay all fees and expenses due to or incurred by the General Partner in connection with the Partnership. The General Partner shall not contract away its fiduciary duties under the common law of agency.

Section 10.5. Potential Conflicts. The General Partner shall devote so much of its time to the business of the Partnership as is necessary or advisable for the conduct of such business. The General Partner may engage in business ventures of any nature and description independently or with others, including but not limited to business of the character described in
     Article III hereof (or any part thereof), and neither the Partnership nor any other Partner shall have any rights in and to such independent ventures or the income or profits derived therefrom. The Partnership may, from time to time, retain the services of the General Partner, or firms or entities in which the General Partner or its affiliates have substantial interests, to render such services in connection with the development, investment, financing, supervision, and/or management of the Partnership or Partnership property, upon such terms and conditions as the General Partner may determine in its sole discretion; provided, however, that any such dealings shall be on terms and for compensation not more favorable than the terms and compensation payable respecting arm's length transactions. The Partners expressly acknowledge the rights of the general Partner and its affiliates to receive the fees and expenses provided for under the agreements established pursuant to the authority of this Section 10.5.

Section 10.6. General Authority. Except as may be expressly restricted in this Agreement, the General Partner shall have all of the rights and powers permitted general partners of limited partnerships under the provisions of the Limited Partnership Law consistent with the purposes of the Partnership, including, without limitation, the power and right to:

(a)  manage the Partnership;

(b) execute such documents as it may deem necessary or appropriate for Partnership purposes, including but not limited to documents establishing signatory authority for Partnership bank accounts and other Partnership assets and activities;

                                   - Page 15 -

(c) lease apartment units in the normal course of business, including the modification or amendment of leases entered into by the Partnership;

(d) perform or cause to be performed all of the Partnership's obligations under any agreement to which the Partnership is a party; and

(e) sign checks on Partnership accounts and execute and/or accept any instrument or agreement, incident to or connected with the Partnership business and in furtherance of its purposes (and any such instrument or agreement so executed or accepted by the General Partner in its name shall be deemed executed and accepted on behalf of the Partnership by the General Partner).

Section 10.7. Specific Authority and Responsibility. In addition to the rights and powers set forth in Section 10.6 hereof, and without limiting the generality thereof, the General Partner shall have the following specific powers, rights, and duties in connection with the development and operation of the Project, subject to Section 10.8 hereof:





(a) acquire, finance, and insure the Project real estate for the Partnership in accordance with Sections 10.8, 10.9, and 10.11 hereof;

(b) lease, operate, and manage the Project for rental to persons and families of low income as required under Sections 10.13 through 10.15 hereof;

(c)  to make improvements to the Project; and

(d)  sell the Project.

Each Partner and its designated agents, including without limitation any construction and management consultants, shall at all reasonable times have free access to and the right to inspect the Project and all records pertaining thereto, and the General Partner shall cooperate with any such inspections and answer (in writing if requested) all inquiries relating thereto; provided that any such Partner or consultant shall provide reasonable advance notice of any inspection, shall make copies and incur such other inspection costs at its own expense, and shall not interfere with the business operations at the Project.

Section 10.8. Limitations on General Partner's Authority. Notwithstanding any other provision of this Agreement to the contrary, the General Partner shall not have the authority to do any of the following without the written consent of the Limited Partners (which may be granted or withheld in the Limited Partners' reasonable discretion):

(a) Confess a judgment against the Partnership in excess of Fifty Thousand Dollars ($50,000); (b) Admit any person as a General Partner, or withdraw as General Partner; (c) Execute or deliver any assignment for the benefit of the creditors of the Partnership; (d) Transfer or hypothecate the General Partner's interest as a General Partner in the Partnership, including its interest in Partnership allocations or distributions; (e) Dissolve the Partnership; (f) Change the nature of the business of the Partnership; (g) Engage in transactions in which the General Partner or an affiliate of the General Partner has an actual conflict of interest with either the Limited Partner or the Partnership and which have a material adverse effect on the Partnership or the Project; (h) File a voluntary petition for bankruptcy of the Partnership; or (i) Borrow funds from the Partnership.

                                   - Page 16 -

Section 10.9. Project Acquisition and Financing. The Partnership has acquired fee simple title to the Project, free and clear of any liens and encumbrances against title and any beneficial interests therein, other than those listed on Exhibit B to the Agreement to Invest.

Section 10.10. This section left blank intentionally.

Section 10.11. Insurance. The General Partner shall obtain and maintain the following types of insurance on the Project:

(a) title insurance in an amount not less than the total mortgage debt and Partners' equity insuring good and indefeasible title to the Project to be vested in the Partnership, and subject only to such exceptions as do not materially and adversely affect the value of the Project or its intended use;





(b) casualty insurance for full replacement cost or, to the extent the Project consists of rehabilitated property and the Limited Partners reasonably agree, an agreed amount endorsement in an amount not less than the total mortgage debt and Partners' equity less project land value, including, in either case, fire, other hazard, and extended coverage, special extended coverage, boiler and machinery, flood (if the Project is in a flood plain), wind, hail, tornado, and earthquake (if reasonably available), and rent loss, all to the extent applicable to the Project and customarily obtained for rehabilitation or construction projects in the area in which the Project is located;

(c) liability insurance in the amounts determined by the General Partner (but not less than in effect on the Effective Date), including public liability, workmen's compensation, employee's liability, contingent liability, and automobile, all to the extent applicable and customary in the area in which the Project is located;

(d) during the rehabilitation or construction period, appropriate builder's risk and contractor's liability insurance to be maintained by the Project general contractor, including contingent liability, and automobile, all to the extent applicable;

(e) appropriate errors and omissions insurance to be maintained by all Project architects; and

(f) appropriate crime insurance or bonding of employees to be maintained by the Project property manager.

All insurance policies shall be with reputable insurance carriers licensed to do business in Texas, in reasonable form, content, and amount provided above, and, except for architects' insurance, shall list the Partnership as a named insured. The Limited Partners shall be additional insureds and certificate holders under each such policy, other than architect's insurance, entitled to not less than thirty (30) days' notice of termination, nonrenewal, or modification.

Section 10.13. Rental Program. The General Partner shall cause the Project to be rented to low-income tenants and the General Partner shall cause to be kept all records of rental and occupancy, including, without limitation, verification of tenant income, and shall take such other actions required under Section 10.14 and 10.15 hereof to claim all available tax benefits in connection therewith. The General Partner specifically warrants that the Project will be operated in compliance with IRS Section 42 and all state and local tax credit compliance requirements pertaining to the Project.

                                   - Page 17 -

Section 10.14. Tax Credit Requirements. The General Partner acknowledges the importance to the Limited Partners of achieving and maintaining the minimum set-aside requirement and applicable fraction (the "Applicable Fraction") as follows:

(a) The minimum set-aside requirement elected under Section 42(g) of the Code shall be forty per cent (40%) or more unit occupancy by persons or families with sixty per cent (60%) or less of area median income; and

(b) The applicable fraction of eligible tax basis resulting from low-income occupancy, based on the lesser of the unit fraction or the floor space fraction as described in Section 42(c)(i) of the Code, is One Hundred per cent (100%).

Accordingly the General partner agrees that it shall not cause or permit any failure to achieve and maintain such levels during the compliance period of the Tax Credits pursuant to Section 42 of the Code. The General Partner shall cause to be kept all records, and cause to be made all elections, certifications, and verifications, pertaining to the number and size of apartment units, occupancy thereof by tenants, income levels of tenants, set-aside for low-income tenants, and any other matters now or hereafter required to qualify for and maintain all of the low-income housing Tax Credits under Section 42 of the Code allocated to the Partnership by the HCA, and any other available tax benefits in connection with low-income occupancy of the Project. In the event at any time it becomes apparent to the General Partner that the Tax Credits projected in Schedule 1 to Exhibit B are not likely to be substantially realized by the Limited Partners, the General Partner shall promptly notify the Limited Partners of the circumstances. The General Partner shall certify, to the HCA or the Internal Revenue Service, as required, compliance with the elected set-aside requirement and report the dollar amount of qualified basis, maximum applicable percentage and qualified basis under housing credit agency allocations, date of placement in service, and any other information required under the Tax Credit program for each taxable year during the remaining compliance period for such Tax Credit, or such other time periods as may hereafter be required by the Code or regulations thereunder and/or by the HCA for such Tax Credit. The General Partner shall be obligated to make any Credit Deficit Payments resulting from a Credit Deficit pursuant to Exhibit B hereto.





Section 10.15. Project Management. The General Partner, on behalf of the Partnership, may enter into a management agreement with the managing agent designated by the General Partner for the physical property management and leasing of the Project and a Project lease, each in form and content as set forth in separate documents in compliance with applicable Tax Credit requirements and reasonably acceptable to the Limited Partners; provided that the Limited Partners shall not withhold consent thereto unless such instruments or their application and use will have a material adverse effect on the tax credits or cause any credit recapture to the detriment of the Limited Partners. The General Partner shall not authorize or permit any deviation from such lease which could impair the Project Tax Credits. The General Partner, on behalf of the Partnership, shall diligently enforce all of the obligations of the managing agent under the Management Agreement and shall perform all of the Partnership's obligations as owner under the Management Agreement. Upon the reasonable request of the Limited Partners, the General Partner shall terminate such management agreement or any subsequent management agreement, subject to, and in accordance with, the terms of such management agreement. Following such termination, the General Partner shall enter into an agreement having substantially similar managing

                                   - Page 18 -
     agent obligations and owner remedies with a managing agent acceptable to the Limited Partners. Subject to the above termination obligations, upon the expiration of such management agreement or subsequent management agreement, the General Partner shall either renew the same or enter into an agreement having substantially similar managing agent obligations and owner remedies, with the same managing agent or another managing agent reasonably acceptable to the Limited Partners. All management agreements shall contain specific provisions requiring the managing agent to rent to low-income tenants at the levels required to maintain both the minimum set-aside requirement and Applicable Fraction, to obtain prior written approval of the General Partner for any deviation from such levels, to keep records of such low-income rental and occupancy, and to prepare elections, certifications, and any other materials contemplated by Section 10.14 hereof, to the extent required to qualify for and maintain the low-income housing Tax Credit and any other available tax benefits in connection with such rental and occupancy. Where the managing agent is a General Partner or its affiliate, each management agreement shall provide that such management agent may be terminated, upon thirty (30) days' prior written notice, with or without cause and that such management agreement shall automatically terminate, upon the removal of its affiliated General Partner as a partner in the Partnership. Notwithstanding the foregoing the Limited Partners shall have no right to cause the termination of any management agreement except where the conduct of the management agent has an material adverse effect on the tax credits or cause any credit recapture to the detriment of the Limited Partners.

Section 10.16. This section left blank intentionally

Section 10.17. This section left blank intentionally.

Section 10.18. Reliance on Authority. Nothing herein contained shall impose any obligation on any person or firm doing business with the Partnership to inquire as to whether or not the General Partner, or any designee of the General Partner, has exceeded its authority in executing any contract, lease, mortgage, note, settlement, deed, or other instrument on behalf of the Partnership, and any such third person shall be fully protected in relying upon such authority.

Section 10.19. Scope of Liability. The General Partner shall not be liable to the Limited Partners for the return or repayment of the capital of the Limited Partners, subject, however, to the provisions herein setting forth the General Partner's obligations under Sections 13.3 and 13.4 hereof.

Section 10.20. Indemnification of Limited Partners. The General Partner shall indemnify and hold harmless the Limited Partners and their directors, officers, employees, agents, and affiliates from and against any and all actual and reasonable out-of-pocket costs, expenses (including, without limitation, reasonable attorneys' fees), damages, or liabilities incurred by the Limited Partners, which may arise out of or relate to any costs, expenses, damages, or liabilities incurred in connection with a General Partner's gross negligence, willful misconduct, or malfeasance. Without limiting the generality of the foregoing, the General Partner shall indemnify and hold harmless the Limited Partners, and their directors, officers, employees, agents, and affiliates, from and against any and all actual and reasonable out-of-pocket costs, expenses (including, without limitation, reasonable attorneys' fees and expenses), damages, or liabilities incurred in connection with the use, handling, production, transaction, disposal, presence, release, or storage of any Hazardous Material in, under or on the Project.



                                   - Page 19 -

Section 10.21. Indemnification of Partners. The Partnership shall indemnify the Partners, and the employees, officers, and directors, partners, agents and affiliates of such persons, and shall hold them harmless on an after-tax basis, from any claim, demand, judgment, cost or expense arising out of or related to any act or omission by the Partnership, the Partners or the agents, employees, and contractors, and affiliates of the Partnership or the Partners, arising after the date hereof except (i) for any act or omission which is performed or omitted to be performed in bad faith or which constitutes gross negligence, willful misconduct or breach of fiduciary duty of a Partner (or the employees, officers, directors, partners, agents, and affiliates of such person), or (ii) for which liability arises under the provisions of any agreement by and between or among any Partners (or the agents, employees, contractors, and affiliates of the Partners) or the Partnership.

Section 10.22. Representations and Warranties of the General Partner. The General Partner represents and warrants the following to the Limited Partners, the veracity of which was a material factor in the Limited Partners entering into this Agreement and becoming Limited Partners, and the Withdrawing Partner represents and warrants the same to the Admitted General Partner, for the period before the Effective Date, the veracity of which was a material factor in the Admitted General Partner entering into this Agreement:

(a)  Warranties and Representations Pertaining to Real Estate and Legal Matters.

(1) Formation. The Partnership will continue to be a valid limited partnership, duly organized and validly existing under the laws of the State of Texas, and duly authorized to transact business and own real property in the State of Texas, and has (and shall continue to have) full power and authority to own, develop, rehabilitate, operate, and maintain the Project in accordance with the terms of this Agreement.

(2)  General Partner. The General Partner is a Texas corporation.

(3) Low-Income Housing Tax Credits. The Project will be operated at all times in a manner which satisfies all requirements and restrictions, including tenant income and rent restrictions, applicable to projects which qualify for low-income housing Tax Credits under Section 42 of the Code, including without limitation, the following:

(i) Forty per cent (40%) of the units in the Project must be occupied by households with income at or below sixty per cent (60%) of the area median gross income as required by Section 42(g)(1) of the Code, or held vacant and available for occupancy by such tenants;

(ii) The gross rents paid by tenants of low-income units in the Project shall not exceed thirty per cent (30%) of the qualifying income standard applicable to the project (i.e., 60% of the imputed median gross income) as required by Code Section 42(g)(2)(A), as adjusted by the applicable utility allowances;

(iii)The  low-income  units in the Project will be suitable for  occupancy;  and
     (iv) The low-income units in the Project will not be used on a transient basis.

(4) Credit Allocation. The Limited Partners shall be allocated Ninety nine per cent (99%) of all Tax Credits available to the Partnership.


                                   - Page 20 -

(5) Taxpayer Certifications. For federal income tax purposes the General Partner reports its income on the cash or accrual method of accounting, as designated in writing to the Limited Partners by the General Partner. On behalf of the Partnership, the General Partner will file, any and all certifications and other documents on a timely basis with the Internal Revenue Service, the Texas taxing authorities and any other federal, state, or local governmental agency or political subdivision as may be required to support the full amount of Tax Credits as set forth in Schedule 1 to Exhibit B.





(6)  This section left blank intentionally.

(7) Insurance. The Partnership will maintain insurance on all Partnership activities and the Project which complies with the terms specified in this Agreement.

                                   ARTICLE XI

                     PROVISIONS RELATING TO LIMITED PARTNER

Section 11.1. Limitation of Liability. No Limited Partner shall be personally liable for the obligations of the Partnership.

Section 11.2. No Part in Management. The Limited Partners (as such) shall take no part in the control or management of the day to day business of the Partnership or transact any business in the name of the Partnership except as specifically permitted in this Agreement and under the Limited Partnership Law.

Section 11.3. Investment Representations. Each Limited Partner hereby represents, warrants, and agrees as to its respective interest that it is acquiring its Partnership interest for it own account for investment only and not for the purpose of, or with a view to, the resale or distribution of all or any part thereof, nor with a view to selling or otherwise distributing said interest or any part thereof at any particular time or under any predetermined circumstances. Each Limited Partner further represents and warrants that it is a sophisticated and accredited investor, able and accustomed to fending for itself in financial matters in general and real estate investments in particular.

Section 11.4. Included Payables over $100,000. The Withdrawing General Partner and each Limited Partner hereby represents, warrants, and agrees that it will be liable for and pay to the Partnership or the payor any Included Payables (as defined in the Agreement to Invest) unpaid as of the Effective Date in excess of the aggregate sum of One Hundred Thousand Dollars ($100,000), provided that the Admitted General Partner shall provide the Limited Partners evidence of its payment from its own funds of One Hundred Thousand Dollars ($100,000) toward such Included Payables.

Section 11.5. Pledge of Limited Partner Interests. Each Limited Partner hereby represents, warrants, and agrees that its Limited Partnership Interest is unencumbered by any lien, claim, or liability, that the Limited Partner has the right and authority without obtaining any third party consent not already obtained to transfer the Limited partnership Interest, and that the Limited Partner hereby pledges, assigns, and transfers to the General Partner a security interest in the Limited Partnership Interest to guaranty and secure (i) the repayment to the General Partner of all sums described


                                   - Page 21 -
     in Section 11(b) of the Agreement to Invest, (ii) the indemnification obligations of the Partnership and the Withdrawing General Partner for any breach or default by the Partnership of the Agreement to Invest or for any and all claims arising from the removal of G2 Partners and REM Properties, Inc. or from a declaration by the Partnership's lender Finova of a default or breach based upon a default of the Partnership before the Effective Date (including without limitation a default under section 7.13 of the Finova Loan Agreement).




                                   ARTICLE XII

                  WITHDRAWAL, REMOVAL, BANKRUPTCY, DISSOLUTION,
                        DEATH OR INCAPACITY OF A PARTNER


Section 12.1. No Voluntary Withdrawal. The General Partner hereby covenants that it will not voluntarily withdraw from the Partnership without the consent of all other Partners except as the result of a sale or transfer as may be permitted under Article IX hereof, but will carry out such General Partner's duties and responsibilities hereunder until the purposes of the Partnership are fulfilled and the Partnership is dissolved, wound up, and terminated. No Partner or Partners shall have the right to cause a dissolution of the Partnership, except as may be specifically provided in this Agreement.

Section 12.2. Removal for Cause. Notwithstanding anything contained in this Agreement to the contrary, the Limited Partners shall have the right to remove and replace the General Partner upon the occurrence of any of the following events with respect to the Project or the Partnership (a) a material loan default not cured within any applicable cure period under the loan documents, unless the lender acknowledges in writing satisfactory progress, agrees not to take action without further notice, and refrains from action until cure occurs; (b) written notice of intent to effect a foreclosure or other lender's action or of intent by such lender to exercise control over the Project, unless the lender acknowledges in writing satisfactory progress, agrees not to take action without further notice, and refrains from action until cure occurs; (c) the filing of a bankruptcy petition or similar creditor's action by or against the Partnership or any general partner thereof, except for any such action by a lender or creditor that is dismissed or stayed within sixty (60) days; (d) any part of the Project is in material violation of the building code or any other applicable law and, if applicable, any cure period respecting such violation has expired, unless the Partnership is contesting such violation in good faith and with all due diligence, as permitted under the applicable law and title to the Project is not threatened; or (e) gross negligence or willful misconduct by the General Partner; or (f) material failure by the General Partner to comply with its obligations under this Agreement, including without limitation those obligations relating to low-income housing occupancy at the requisite levels and Applicable Fraction required hereunder, and/or under applicable Project debt and equity financing requirements; or (g) willful or material failure to achieve the Tax Credits pursuant to Schedule 1 to Exhibit B; or (h) if the General Partner's representations or warranties herein are untrue, in any material respect (any of the above events being referred to herein as an "Event of Default"). Prior to removing and replacing the General Partner because of the occurrence of an Event of Default, the Limited Partners shall give such General Partner prior written notice setting forth the Event of Default providing the basis for removal. Any such removal will be

                                   - Page 22 -
     effective as of the date set forth in such notice; provided that, as regards Events of Default for which cure periods are provided above, such removal shall not be effective until expiration of such cure periods, without cure of such default. Upon such removal, each General Partner so removed may be replaced by one or more Substitute General Partner(s) appointed by the Limited Partners pursuant to Section 12.4 hereof. The foregoing notwithstanding the Limited Partners shall have no right to exercise such removal right unless and until the Event of Default is one having a material adverse effect on the tax credits or cause any credit recapture to the detriment of the Limited Partners.

Section 12.3. Adverse Events Affecting General Partner. If a general partner of the Partnership becomes bankrupt (as such term is defined in Section 12.6 hereof), or, if a corporation or partnership, is dissolved or liquidated or its charter is forfeited, or, if an individual, dies or becomes incapacitated (as such term is defined in Section 12.7 hereof) (any of such events being referred to herein as an "Adverse Event"), and at that time at least one other general partner of the Partnership remains, or one or more Substitute General Partners are appointed pursuant to Section 12.4 hereof, then the Partnership shall not terminate, but shall be continued and the interest of the general partner as to which such Adverse Event has occurred shall be forfeited and its Percentage Interest shall be reallocated to the remaining general partners pro rata in accordance with their Percentage Interests. All parties hereto shall execute and deliver such instruments in form and substance satisfactory to the remaining partners as they deem necessary or desirable to effect such forfeiture and reallocation.





Section 12.4. Substitute General Partner(s). If a general partner of the Partnership at any time withdraws or is removed from the Partnership, or suffers an Adverse Event, and at that time such general partner was the last remaining general partner of the Partnership, then the Limited Partners shall have the right, within ninety (90) days thereafter, to appoint one or more new general partners as "Substitute General Partner(s)". In such event, the interest of the general partner which has withdrawn, been removed or as to which such Adverse Event has occurred shall be forfeited, and such General Partner shall be deemed to have waived, remised and forever quitclaimed all right, title and interest in and to all Partnership assets and all fees payable to, and amounts advanced by, such general partner in accordance with the terms of this Agreement shall be thereupon assigned, without compensation of such general partner, to the Substitute General Partner(s) or as otherwise directed by the Limited Partner. The Limited Partners shall reallocate such Percentage Interest to such Substitute General Partner(s) as the Limited Partners determine and shall amend this Agreement to provide for the same. In the event of the timely appointment of Substitute General Partner(s) pursuant to this Section 12.4, the relationship of the Partners shall be governed by the provisions of this Agreement as so amended, the Partnership shall be continued, and the Substitute General Partner(s) shall have all of the management rights, duties, responsibilities, authority, and powers provided the General Partner in this Agreement. The Limited Partners hereby are granted an irrevocable power of attorney, coupled with an interest, to execute any and all documents on behalf of the Partners and the Partnership as shall be legally necessary and sufficient to effect all of the provisions of this Section 12.4. In the event the Limited Partners fail to select a Substitute General Partner(s) within ninety (90) days following the withdrawal or the sufferance of an Adverse Event by the last remaining general partner of the Partnership, then the Partnership shall dissolve and terminate.

                                   - Page 23 -

Section 12.5. Adverse Events Affecting a Limited Partner. If any Limited Partner suffers any Adverse Event described in Section 12.3 hereof, then the Partnership shall not terminate, but shall be continued with the legal representative or other successor to the interest of such Limited Partner as to which such Adverse Event has occurred, as a Substitute Limited Partner having all of the rights and obligations of the Limited Partner as to which such Adverse Event has occurred.

Section 12.6. Definition of Bankruptcy. For the purpose of this Agreement, a Partner shall be deemed to have become bankrupt if (a) such Partner files a voluntary petition under federal or state bankruptcy laws, (b) there is filed against such Partner a petition in bankruptcy that remains undismissed for ninety (90) days, (c) such Partner makes a general assignment for the benefit of creditors, or (d) a receiver or trustee is appointed to administer all or any part of the assets of such Partner or such assets or part thereof are seized by a judgment creditor and such appointment or seizure remains unrevoked for thirty (30) days.

Section 12.7. Definition of Incapacity. For all purposes of this Agreement, a Partner who is an individual shall be deemed to be incapacitated if such Partner (a) is adjudged incompetent or (b) becomes disabled and therefore unable to take an active part in the management of the Partnership business for a continuous period of at least thirty (30) days.


                                  ARTICLE XIII

                           DISSOLUTION AND TERMINATION

Section 13.1. Dissolution. The Partnership shall be dissolved upon the happening of any one of the following events:

(a)  the expiration of the term of the Partnership;

(b) the specification in a written consent executed by the General Partner and the Limited Partners of a date for dissolution;

(c) the sale, exchange or other disposition, or condemnation, of all or substantially all of the property of the Partnership;

(d) the withdrawal or removal of the last remaining general partner of the Partnership and the failure of the Limited Partners to appoint one or more new general partners as provided in Section 12.4 hereof; or

(e) The entry of a decree of judicial dissolution under Section 8.02 of the Texas Revised Uniform Limited Partnership Act.

(f) such other events as shall result in dissolution of the Partnership under the Limited Partnership Law.

Section 13.2. Who Shall Wind Up Partnership. If the Partnership is dissolved pursuant to Section 13.1(a), (b), (c) or (e), the General Partner shall wind up the affairs of the Partnership. If the Partnership is dissolved pursuant to Section (d), a representative appointed by the Limited Partners shall wind up the affairs of the Partnership.





                                   - Page 24 -

Section 13.3. Winding Up. Upon dissolution of the Partnership, all assets of the Partnership shall be sold as promptly as is consistent with obtaining reasonable fair value for such assets. All cash on hand, the proceeds of the sale of all of the assets of the Partnership, and any amounts to be paid to the Partnership by the General Partner under Section 13.4 below, shall be applied and distributed in the following order of priority:

(a) to the payment of the debts and liabilities of the Partnership to Persons other than Partners and their affiliates, including the expenses of liquidation, dissolution, and termination;

(b) to the setting up of any reserves which are deemed reasonably necessary or appropriate by the General Partner (or the representative of the Limited Partner in charge of winding up, as the case may be) for any contingent or unforeseen liabilities or obligations of the Partnership, which reserves shall be paid over to a bank, as escrow-holder, to be held by it for the purpose of disbursing (under the direction of the General Partner or the representative) such reserves in payment of such liabilities and obligations and, at the expiration of such period as the General Partner or such representative may deem advisable, for distribution in the manner hereinafter provided;

(c) to the payment of debts and liabilities to the Limited Partners (other than those on account of Capital Contributions), including, without limitation, any unpaid Tax Equivalency Payments (as defined in Exhibit B) and Credit Deficit payments;

(d) to the payment of debts and liabilities to any General Partner or its affiliates (other than those on account of Capital Contributions);

(e) the remaining proceeds to the Partners in liquidation of their interests in accordance with the provisions of Section 8.4 hereof. Section 13.4. Deficit Capital Account Restoration. Notwithstanding anything to the contrary contained in this Agreement, a General Partner with a deficit in such General Partner's Capital Account following the liquidation of such General Partner's interest in the Partnership pursuant to Section 13.3 hereof, after taking into account all Capital Account adjustments provided for in
     Article V for the Taxable Year during which such liquidation occurs (other than those made on account of this Section 13.4), shall restore the amount of such deficit to the Partnership by the end of such Taxable Year (or, if later, within ninety days after the date of such liquidation), which amount shall be distributed to the other Partners in accordance with such other Partners' positive Capital Account balances, if any, or paid to the creditors of the Partnership.

Section 13.5. Termination of the Partnership. Following the distribution of the Partnership's assets in accordance with Section 13.3 of this Agreement, the Partnership shall terminate.


                                   ARTICLE XIV

                                 FISCAL MATTERS

Section 14.1. Books. Appropriate books of account shall be maintained under the supervision of the General Partner, which shall reflect all the business and transactions of the Partnership. Such books shall be kept in accordance with sound income tax accounting principles on an accrual basis, except as otherwise provided in Article V hereof. All Partners shall have the right to examine, inspect and copy, free of charge, such books of account, at all reasonable times, at the principal place of business of the Partnership. The Limited Partners are expressly granted the right to request an audit of all Partnership activities by an independent third party Certified Public Accounting Firm at Partnership expense.

                                   - Page 25 -

Section 14.2. Fiscal Year and Taxable Year. The Fiscal Year and Taxable Year of the Partnership shall be as set forth in Exhibit A, Section 15 hereof.





Section 14.3. Reports to Partners. The General Partner shall prepare or cause to be prepared, and shall deliver to each Partner, the following material documents and information in full accordance with the schedule below.

(a) Interim Reports. Within thirty (30) days of receipt or preparation by the General Partner:

(i) copies of any filings made by the Partnership during the previous month with respect to the Project's compliance with any income and rent regulatory restrictions imposed on the Project;

(ii) copies of any reports, notices and/or other communications received by the Partnership from the HCA or any other Authority regarding the Project's compliance with any income and rent restrictions; and

(iii)any other information regarding the Partnership and its operations during the prior fiscal month reasonably deemed by the General Partner to be material to the Limited Partner, for example, any lawsuits involving the Partnership or its Property.

(b)  Annual Reports. On or before March 1 of each year:

(i) the annual unaudited financial statements of the Partnership prepared by the Project accountants, showing the income and expenses and changes in financial condition of the Partnership for the preceding fiscal year and a balance sheet for the Partnership as of the end of the preceding fiscal year, prepared in conformity with the Partnership's tax information returns;

(ii) a certificate from an officer of the General Partner to the effect that, as of the end of the preceding year, (A) all required payments of Project loan indebtedness, real estate taxes and insurance on the Project have been made and (B) if applicable, to the best knowledge of such officer, no material default has occurred and is continuing with respect to any mortgage financing relating to the Properties or, to the extent that such officer is unable to certify to any of the foregoing, stating the reason for such inability and the action, if any, taken or proposed to be taken by the General Partner relating thereto, accompanied by proof of payment of property taxes and insurance for such Fiscal Year;

(iii)a detailed statement of any transactions between the Partnership and the General Partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued, to the General Partner or its affiliates for the prior fiscal year of the Partnership, showing the amount paid or accrued to each recipient and a general indication of the services performed. (c) This section left blank intentionally.

(d)  This section left blank intentionally.

(e) Tax Returns. Within sixty (60) days after the end of each fiscal year, the General Partner shall prepare and transmit to all Partners a true and correct copy of all necessary tax reporting information regarding the Partnership required by the Partners for preparation of their respective federal, state, and local income or franchise tax or information returns


                                   - Page 26 -
     and a copy of the Partnership's federal, state, and local income tax or information returns for the Fiscal Year. The Partnership's accountants shall prepare and file, on a timely basis, all required federal, state and local tax returns for the Partnership. In the event the General Partner shall fail to provide the Limited Partners a true and correct copy of all necessary tax reporting information regarding the Partnership required by the Limited Partners for preparation of their respective federal, state and local income or franchise tax or information returns by March 1 of each year, the General Partner shall pay to each Limited Partners the sum of $250.00 for each day until such required information is delivered.





Section 14.4. Federal Income Tax Election. In the event of a transfer of an interest in the Partnership as described in Section 743 of the Code, the General Partner may, and shall if requested by any Partner, elect, pursuant to Section 754 of the Code and pursuant to corresponding provisions of applicable state and local tax laws, to adjust the basis of the assets of the Partnership pursuant to Sections 734 and 743 of the Code.

Section 14.5. Designation of Tax Matters Partner. The General Partner is hereby designated as the "Tax Matters Partner" under Section 6231(a)(7) of the Code, to manage administrative tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. Any Partner has the right to participate in such administrative proceedings relating to the determination of partnership items at the Partnership level. Expenses of such administrative proceedings undertaken by the Tax Matters Partner will be paid for out of Partnership assets. Each other
     Partner who elects to participate in such proceedings will be responsible for any expenses incurred by such Partner in connection with such participation. Further, the cost of any adjustments to a Partner and the cost of any resulting audits or adjustments of a Partner's tax return will be borne solely by the affected Partner.

                                   ARTICLE XV

                           AMENDMENTS TO THE AGREEMENT

This Agreement may be amended only by an instrument in writing duly executed by all of the Partners.



                                   ARTICLE XVI

                                  MISCELLANEOUS

Section 16.1. General Partner and Limited Partner at Same Time. Except to the extent CHIEF 98-I or CHTCF 97-II succeeds to the interest of the General Partner in the Partnership as permitted pursuant to Section 8.2 above or the General Partner purchases the interest of a Limited Partner, no person shall be a General Partner and Limited Partner at the same time.

Section 16.2. Binding Effect. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon, and inure to the benefit of, the Partners and their respective heirs, personal representatives, successors and assigns.

Section 16.3. Captions. The captions in this Agreement are for convenience and reference only and shall in no way affect the meaning or interpretation of any of the provisions of this Agreement.

                                   - Page 27 -

Section 16.4. Counterparts. This Agreement, and any amendment hereto, may be signed in any number of counterparts, and signature to any one counterpart shall be deemed signature to all other counterparts, which when taken together shall constitute one agreement.

Section 16.5. Notice. Any notices, requests or other documents required or permitted to be delivered to a Partner hereunder shall be deemed to have been given for all purposes hereof when delivered, either by personal delivery, by Federal Express (or similar overnight delivery) or by confirmed facsimile transfer (with a hard copy simultaneously sent by first class mail, postage prepaid) or on the third business day after the deposit of the same in the United States mail, postage prepaid, first class, registered or certified mail, return receipt requested, and addressed to the Partner to whom such notice, request, information or other document is being given at the address specified herein for such Partner, unless such Partner has designated a new address by notice to the other Partners, in which event at such new address.

Section 16.6. State and Other Filings By General Partner. The General Partner shall take all appropriate actions requisite for the perfection and continuation of the Partnership as a limited partnership pursuant to the Limited Partnership Law, and shall take all similar appropriate action in connection with any amendment to this Agreement.





Section 16.7. Adjustments. To the extent that any fees payable to the General Partner, or an affiliate, hereunder are fully or partially disallowed as deductions by the Internal Revenue Service, the amount so disallowed shall be deemed to be a distribution of cash to the General Partner and will cause an adjustment to Capital Account balances pursuant to, and in accordance with, Article V. To the extent such an adjustment creates a deficit Capital Account balance for the General Partner, such General Partner shall be obligated to restore the amount of such deficit to the Partnership in accordance with Section 13.4.

Section 16.8. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. This Agreement is performable in the County where the principal place of business of the Partnership is located.

Section 16.9. Partnership Classification. The Partners intend for the Partnership to be classified as a partnership for Federal income tax purposes continuously from the date of its formation forward. Therefore, the General Partner will not take any actions which would impair the Partnership's continued classification as a partnership. This includes, without limitation, the filing of any elections to be treated as anything other than a Partnership for federal income tax purposes.


                                   - Page 28 -

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date indicated above.

       Withdrawing General Partner:

       WINDRIDGE WOODCREST MANAGEMENT, INC.


                   /s/ Daniel Dower
       By:      -------------------------------------
                Daniel Dower, Executive Vice President

       Address of Withdrawing General Partner:

       18111 Preston Road, Suite 850
       Dallas, TX 75252

       Admitted General Partner:

       ST. CHARLES HOMES FOR AMERICA, INC.


                   /s/ Robert MacFarlane
       By:      -------------------------------------
                Robert A. MacFarlane, President

       Address of Admitted General Partner:

       6003 Abrams Road
       Dallas, Texas  75231


       Limited Partner:

       COMMUNITY HOUSING TAX CREDIT FUND 1997-II, L.P.


                   /s/ Daniel Dower
       By:      -------------------------------------
                Community Housing, Inc. (its General Partner)
                Daniel Dower, Executive Vice President

       Address of Limited Partner:

       18111 Preston Road, Suite 850
       Dallas, TX 75252



       Limited Partner:

       COMMUNITY HOUSING INCOME EQUITY FUND 1998-I, L.P.

                   /s/ Daniel Dower
      By:       -------------------------------------
                Community Housing, Inc. (its General Partner)
                Daniel Dower, Executive Vice President

       Address of Limited Partner:

       18111 Preston Road, Suite 850
       Dallas, TX 75252



                                   - Page 29 -